CONSENT OF EXPERT

March 9, 2018

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Endeavour Silver Corp. (the "Company").

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the sections of the “NI 43-101 Technical Report Preliminary Economic Assessment for the Terronera Project, Jalisco State, Mexico” effective April 3, 2017 and dated May 18, 2017 that the undersigned is responsible for preparing (the “Technical Report”) , including extracts from or summaries of the Technical Report, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

Sincerely,

Scott Fleming, P.E.